Exhibit 10.16
SUPPLIER SET-UP FORM
December 8, 1999 Date

DiaSys Corporation	Waterbury	CT	06702-2115
Supplier Name	City	State	Zip

49 Leavenworth Street	Waterbury	CT	06702-2115
Supplier Address	City	State	Zip

Same as above
Address Purchase Orders To	City	State	Zip

Same as above
Address Payment To	City	State	Zip

Same as above
Product Returns To	City	State	Zip

Telephone#: 203/755-5083	Corporate HIN # 06-1339248
800 #: 800/360-2003
Fax#: 203/755-5105
14 Days ARO	Monday
General Lead Time	Preferred Day to Receive Stock Purchase Orders

Please give a brief description of your product line(s).

Laboratory instruments which automate and standardize routine urine sediment analysis

Please indicate the size of your company.

☐ Over 500 employees (Large Firm)	☒ Under 500 employees (Small Firm)

If you are a small firm, please indicate if your firm can be classified by one or more of the following SBA categories:

☐ Not Applicable	☒ Small	☐ Small-Disadvantaged	☐ Woman-Owned

☐ Sheltered Workshop	☒ HUB Enterprise Zone	☐ Disabled Am. Veteran-Owned

Please indicate your firms SBA Standard Industrial Classification (SIC) Code 3841 -0000 & 3826-0300

SUPPLIER SET-UP FORM

REGULATORY AFFAIRS AND QUALITY ASSURANCE INFORMATION

Which categories describe your product line?
Medical Device ☒	Drug ☐	Food ☐	Cosmetic ☐	Biologic ☐
Other (Explain):_______________________________________________________________________

If the category is Drug, is your company's manufacturing site registered with FDA as a Drug Establishment?
YES, Registration # N/A	Yes ☐ No ☐
If yes, please provide a copy of the Drug Listing Form FDA-2657
Are any products labeled as prescription drugs?	Yes ☐ No ☐

If the category is Biologic, please provide the license numbers for each of the products. N/A

If the category is Medical Device, is your company's manufacturing site registered with the FDA as a Device Establishment
YES, Registration # 1223854	Yes ☒ No ☐
Are any product(s) pre-enactment medical devices	Yes ☐ No ☒
If yes, please provide a copy of the Device Listing Form FDA-2892 Are any of the product(s) post-enactment medical devices?	Yes ☒ No ☐
If yes, please provide a copy of the FDA Premarket Notification (510k) clearance letter or the premarket approval response. Also, please provide a copy of the Device Listing Form FDA-2892. Are any products labeled as prescription devices?	Yes ☐ No ☒
Are any products expiration dated?	Yes ☐ No ☒
Do any products contain natural rubber latex?	Yes ☐ No ☒
Do any products require a warning as a Carcinogen or Reproductive Toxicant as defined by California Proposition 65?	Yes ☐ No ☒
Are any products labeled "Sterile"	Yes ☐ No ☒
Are any of your products manufactured with or contain CFCs?	Yes ☐ No ☒
Are any of your products considered hazardous (including Consumer Commodity, ORM-D) by the Department of Transportation while in transit?	Yes ☐ No ☒
Do any products have Material Safety Data Sheets?	Yes ☐ No ☒
Do any product labels state storage temperature ranges or requirements?	Yes ☒ No ☐
Do any products require special shipping conditions for temperature control?	Yes ☐ No ☒
Are any of the products a chemical, chemical reagent, or impregnated with a chemical (for example: detergent, disinfectant, germicide, hand lotion, soap, alcohol swabs, cream, gel, paste, powder, acid, base, solvent, adhesive, etc.)?	Yes ☐ No ☒

SUPPLIER SET-UP FORM
RA/QA Information

Do any products contain a microprocessor, electronic controller, hardware or software that has a calendar or real time clock?	Yes ☒ No ☐
If yes, do you certify that all such products will function properly without regard to Year 2000 issues?	Yes ☒ No ☐
If no, please attach a detailed explanation of product related issues which may arise as a result of Year 2000.
Do you anticipate manufacturing private label products for Allegiance?	Yes ☐ No ☒
Do any of your products require tracking to the patient level per 21 CFR 821?	Yes ☐ No ☒

SUPPLIER PROFILE

I.	PRIMARY CONTACT(S)
	Name	Title	Phone	E Mail
	Todd M. DeMatteo	President/CEO	203/755-5083	diasyscorp.com
Marketing

	Todd M. DeMatteo	"	"	"
Sales

	Carol Bopp	Customer Service	"	"
Customer Service

N/A
National Accounts/Multi-Healthcare Systems

	Richard Manville	Manager-Finance	"	"
Accounting

	Carol Bopp	Customer Service	"	"
RA/QA

	Richard Manville	Manager-Finance	"	"
Shipping

	Laura Marshall	Field Services	"	"
EDI

	Todd m. DeMatteo	President/CEO	"	"
Pricing

II.	BACKGROUND INFORMATION
A.	Marketing Overview
1.	Description of Product Category(ies)	Laboratory testing of bodily fluids.
2.	Total Industry Sales per Category	N/A
3.	Supplier's Annual Sales Per Category	N/A
4.	Current Sales Trend Per Category	N/A Yellow
5.	Top 3 Competitive Products (include Supplier name)	1) Iris 2) UF100 3) Kova	- Iris - Sysmex Corp of Am. - Hycor Biomedical

SUPPLIER SET-UP FORM
Supplier Profile

B.	Specific Supplier Information

1.	Is your Business	☐ Domestic	☐ International	☒ Both?

2.	Is your Company	☐ International	☒ Publicly Held?

3.	Is your company a subsidiary or division of a larger entity?	☐ Yes ☒ No

If yes, please indicate the name and address of the parent company. N/A

4.	Do you Participate in Rebate Programs?	☒ Yes ☐ No

5.	Do you Currently Employ a Sales Force?	☒ Yes--How Many 8 ☐ No
	Manufacturing Reps?	☐ Yes--How Many ☒ No

6.	What is your Current Method of Distribution?	☐ Direct ☒ Distributors
Please List:	Direct in U.S. Bayer Inc. in Canada Multiple distribution outside North America

7.	Where are your Manufacturing Locations?
49 Leavenworth Street
Waterbury, CT 06702

8.	Primary Shipping Mode (circle One): UPS/RPS LTL (Less than Truckload)

9.	Shipment Origin(s):	Primary:	Waterbury	CT	06702
			City	State	IL

		Secondary:	N/A
			City	State	IL

		Other:	N/A
			City	State	IL

SUPPLIER SET-UP FORM
Supplier Profile

10.	Will you ship directly to the end user? If Yes, is there a:
-	Minimum order	No
-	Dropship fee	No	We prefer to drop ship for for safety reasons
-	Loss of discount	No
-	Other penalties	No

11.	Please Check Where You Are EDI Ready:
☐ 850-Stock PO	☐ 856-Ship Notice	☒ 810-Invoice
☐ 832 Price/Sales Catalog	☐ 845 Contract Notification

12.	Are all your EDI systems ANSI (X12)?	☐ Yes ☒ No

	If no, are all your EDI systems otherwise Year 2000 compliant?	☐ Yes ☒ No

If no, please provide detailed written explanation:

We do not currently use EDI.

13.	Will your company be able to provide products without interruption caused by Year 2000 System issues?	☒ Yes ☐ No

If no, please provide detailed written explanation:

14.	Do you Participate in Hospital Group Purchasing Contracts? Please list or attach listing:	☒ Yes ☐ No

Amerinet, Magnet, InSource, Smithkline Kaiser Permanente, numerous local networks.

SUPPLIER SET-UP FORM

ALLEGIANCE HEALHCARE CORPORATION
CONDITIONS FOR DOING BUSINESS

ORDER QUANTITY

Unless otherwise specifically agreed upon by Allegiance in writing, there will be no minimum order quantity.

DISTRIBUTION

Supplier will be able to accommodate customer order unit of measure to allow for flexible distribution (i.e., traditional, tailored pipeline, stockless/JIT).

COST / PRICE

Invoice prices will be based on date of purchase order. All cost/price changes must be in accordance with Allegiance's then-current Supplier Price Change and Notification Policy, a current copy of which is included in this package. All cost increases will be reviewed with regard to the sensitivity of the marketplace in accepting price changes and the impact on our mutual total economics. Therefore, any changes must be approved by the Vice President of Marketing.

REBATES

The following process will apply with regard to rebates: Allegiance uses an auto-debit system where rebate dollars are automatically deducted from a supplier's check upon the sale to the end-user customer. Rebate dollars are accumulated until a specified time period (usually one month) and then the deduction is made. A remittance advice will follow the check showing which deductions have been made.

NEW PRODUCTS

Products to be added to the Allegiance Master Merchandise File will be submitted via the Supplier Product Update Disk (SPUD) which is a software program available from the Marketing or Supply Chain contact at Allegiance. Comply with the Universal Product Number (UPN) within 120 days of distributor's request. The UPN is a number that uniquely identifies a healthcare product at each salable unit of measure.

TRANSPORTATION

Supplier will ship products to all Allegiance Distribution Centers, F.O.B. Destination. It is understood that pricing for the products purchased by Allegiance includes transportation expenses. All Direct (Drop) shipments to Allegiance's customers must be F.O.B. VIA UPS Destination, Prepaid and Add. Allegiance reserves the right to determine the carriers to be selected for shipment to its customers. Any deviation from these terms must be agreed upon prior to shipment by Allegiance's Transportation Department, McGaw Park, IL.

SUPPLIER SET-UP FORM
Conditions For Doing Business

RETURNS

On a quarterly basis, Supplier will accept any salable excess/no move inventory of products, with no restocking fee. Excess/no move inventory is any inventory of products in a given distribution center that exceeds four (4) months of customer demand for that distribution center. "Salable" Product is defined as undamaged product in its original sealed shipping carton.

TERMS

Terms are 2% 30 Days, or Net 90 Days.

ADMINISTRATIVE FEES

Allegiance shall deduct an administrative fee of 3% at time of invoice payment to cover costs of trace sales reporting, (May not be provided for private label products) the rebate process, master merchandise file costs and other costs to administer the procurement of inventory and other associated processes.

EDI

Supplier will maintain the systems necessary and will utilize the following: Purchase Order (EDI #850), Invoice (EDI #810), Shipment Notice (EDI #856) and Contract Notification (ED I #845). In the event Supplier does not utilize the above referenced EDI transactions within 90 days after Allegiance's request that it do so, Allegiance will have the right to deduct 1 % from its payment of any Supplier invoices per each EDI transaction not implemented until Supplier begins utilizing each such EDI transaction.

OTHER TERMS

Unless inconsistent with the terms above or those in any other written agreement signed by Allegiance, the terms and conditions of the Purchase Order attached will govern all purchases. The terms and conditions of the Allegiance Continuing Guarantee shall also govern all purchases.

Accepted by:

Signature

Todd M. DeMatteo Name (please print)

President/CEO Title

12/8/99 Date

PURCHASE ORDER TERMS AND CONDITIONS
1.	AREEMENT: This order is Buyer's offer to Seller and becomes a binding contract, subject to the terms hereof, when accepted by acknowledgment or commencement of performance by Seller. Buyer objects to all additions, exceptions, or changes to these terms, whether contained in any printed form of Seller or elsewhere, unless such terms are approved by Buyer in writing. To the extent there are any inconsistencies between such terms and those written on the face of this order, the former will control. This order constitutes the entire agreement between the parties with respect to the goods and/or services reflected in this order and all prior understandings between the parties related to such goods and/or services are superseded except to the extent that the terms of this order are in conflict with a written agreement fully executed by both parties in which case the terms of the fully executed agreement control.
2.	PRICE AND PACKING: Unless otherwise specified, the prices stated on the front of this order include all charges for packing, hauling, storage, and transportation to point of delivery. Sales and use taxes not subject to exemption shall be stated separately in Seller's invoice. Seller warrants that the prices quoted in this order are no greater than those currently charged any other buyer for similar quantities of goods or services. Any price reduction extended to others by Seller prior to delivery shall also be extended to Buyer. In the event Seller breaches this warranty, the prices of the products shall be reduced accordingly retroactively to the date of such breach.
3.	The products shall be packed and shipped by Seller in accordance with Seller's policies and practices and good commercial practice and so as to insure that no damage shall result from weather or transportation.
4.	CHANGES: Buyer may give written notice at any time to make changes in the delivery date, scope, or quantity of the goods or services covered by this order or in other terms hereof, in which event an equitable adjustment will be made to any price, time of performance, and other provisions of this order if appropriate. Claims for such an adjustment must be made within fifteen (15) days from the date of receipt by Seller of notice of the change. Substitutions or changes in package count or size or quantities or specifications or changes in labels, labeling or packaging of goods private labeled for Buyer by Seller shall not be made without Buyer's prior written approval.
5.	OVERSHIPMENTS: Overshipments of goods not approved by Buyer in writing will be returned at Seller's expense if such overshipment exceeds 5% of the total quantity.
6.	WARRANTY:
(a)	Seller warrants that the Product will perform to its published specifications and be free from defects in material and workmanship under normal use and service for a period of twelve (12) months from date of Delivery. Seller's sole responsibility under this warranty is limited to the repair or replacement of any defective part of such Product which may, in Seller's discretion, be performed at Seller's or Buyer's premises. The cost of such repair or replacement, including labor and parts and shipping by UPS ground, is the responsibility of Seller. This warranty is void if Buyer fails to maintain electrical power and environmental conditions described in Seller's published specifications or instructions, or if the Product or any part thereof, has been subject to any unauthorized modification, accident, neglect, misuse, use of unauthorized software or media, tampering, or any event other than ordinary and/or authorized use.

PURCHASE ORDER TERMS AND CONDITIONS
(b)	Seller warrants that the goods: (1) are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act as amended (the "Act"), or within the meaning of any applicable state or municipal law in which the definitions of "adulteration" and "misbranding" are substantially identical with those contained in the Act; (2) are not goods which may not under the provisions of Sections 404,505,512,515, or 516 of the Act be introduced into interstate commerce, or which may not under substantially similar provisions of any state or municipal law be introduced into commerce; and (3) are in full compliance with the Biological Products section of the Public Health Service Act.
(c)	Seller warrants that all products sold to Allegiance shall be Year 2000 compliant and Seller's supply of product to Allegiance under this order shall not be interrupted due to problems relating to the Year 2000.
(d)	AII these warranties and other warranties as may be prescribed by law shall extend to Buyer, its successors, assigns, and customers and to users of the goods or services and shall run through any expiration date stated on the goods, or, if no expiration date is stated, then for a period of one (1) year after delivery. Claims under these warranties must be made within the applicable period proscribed by statute.

7.	INSPECTIONS; TESTING: Goods or services purchased under this order are subject to. Buyer's reasonable inspection, testing, and approval at Buyer's destination at time of delivery. Buyer reserves the right to reject and refuse acceptance of goods or services which are not in accordance with this order or Seller's representations or warranties, express or implied. Rejected goods or services may be returned to Seller, or held by Buyer, at Seller's risk and expense. Payment for any goods or services under this order shall not be deemed acceptance of the goods or services.
8.	RECALL: In the event that a recall of the goods or product corrective action is necessitated by a defect, a failure to conform to the specifications, applicable laws, or any other reason within Seller's control not due to Buyer's negligent act or omission, Seller shall bear all costs and expenses of such recall or corrective action including without limitation, costs of notifying customers, customer refunds, costs of returning goods, lost profits, and other expenses incurred to meet obligations to third parties.
9.	SPECIAL LAWS: In filling this order, Seller will comply with all applicable federal, state, and local laws, ordinances, regulations, rules, declarations, interpretations and orders issued thereunder, including the following:

(a)	Executive Order 11246 as amended, which provides in part that Seller will take affirmative action with regard to recruiting and retaining minorities in all levels of its workplace, including all requirements set forth in Section 202 of the Executive Order which are incorporated by reference;
(b)	laws prohibiting discrimination on the basis of an applicant's or employee's protected status; and,

PURCHASE ORDER TERMS AND CONDITIONS
(c)	the affirmative action and nondiscrimination requirements provided by 41 CFR 60- 250.4(m) and 41 CFR 65.741.4(1) protecting the interests of handicapped workers and disabled and Vietnam-era veterans. Seller also represents that:
(d)	the goods are consistent with, and can be used in compliance with, the Occupational Safety and Health Act of 1970 (OSHA), that services to be performed on Buyer's premises will be consistent with OSHA provisions, and that Seller will provide Buyer a current material safety data sheet (MSDS) for hazardous chemical substances as required by law;
(e)	for any order over $10,000, Seller shall have an approved plan for small business concerns and small disadvantaged business concerns as specified under Public Law 95-507 unless Seller itself is one of these concerns;
(f)	the goods and services are provided in compliance with federal, state and local environmental laws and regulations according to the terms of Seller's insurance coverage,

10.	INDEMNIFICATION: Seller shall defend, indemnify, and hold Buyer, its successors, assigns, officers, directors, employees, customers, and users of the goods or services harmless with respect to all claims, liability, damage, loss and expenses, including attorney's fees, incurred relating to or caused by, or arising from:

(a)	actual or alleged patent, copyright, or trademark, infringement or violation of other proprietary rights, arising out of the purchase, sale, or use of the goods or services covered by this order,
(b)	actual or alleged defects in the services or in the design, manufacture or material of t he goods;
(c)	actual or alleged breach of warranty;
(d)	failure of Seller to deliver the goods or services on a timely basis: including liquidated damages and costs to recover; or,
(e)	failure of the goods or services to meet the requirements of the applicable federal, state, and. local law, ordinances, regulations, rules, declarations, interpretations and orders. law including without limitation the following statutes: Federal Food, Drug, and Cosmetic Act; Biological Products section of the Public Health Service Act; Federal Insecticide, Fungicide, and Rodenticide Act; Resource Conservation and Recovery Act; Federal Caustic Poison Act; Toxic Substances Control Act; Flammable Fabrics Act; Fair Packaging and Labeling Act; Wool Products Labeling Act; Magnuson-Moss Warranty Federal Trade Commission Improvement Act; Fair Labor Standards Act; "Special Laws" stated in Paragraph 9 above; and Occupational Safety and Health Act of 1970.

In the event of a claim under this paragraph, Buyer may at its option terminate this order or defer acceptance of the balance of the goods or services ordered until the claim is resolved. If Buyer is enjoined from use of the goods, Seller shall, at Seller's option, either procure for Buyer the right to continue using the goods, replace the goods with substantially equivalent goods, modify the goods so as to be usable by Buyer, or repurchase the goods at the price set forth in this order. This Paragraph 10 shall not be construed to indemnify Buyer for any loss to the extent it is attributable to Buyer's design, specification, or negligence.

PURCHASE ORDER TERMS AND CONDITIONS

11.	INSURANCE: Seller shall, at its sole expense, obtain and keep in force, for three years after the last delivery under this order, the following insurance covering the Seller and the Seller's agents, employees, representatives and subcontractors:
(a)	Comprehensive or Commercial General Liability in an amount not less than $3 Million each occurrence combined single limit for bodily injury and property damage for: (1) Premises-Operations, (2) Products/Completed Operations Liability (3) Vendors Liability (4) Blanket Contractual Liability (5) Personal injury (6) Independent Contractor's Protective Liability (if subcontractors employed to perform portions of the Services).
If services are to be performed under this order while on Buyer's premises, the above insurance obligations of Seller shall also include:
(b)	Comprehensive Automobile Liability for owned, hired and nonowned motor vehicles with the same coverage amounts as specified above;
(c)	Workers' Compensation in accordance with applicable statutory requirements and Employer's Liability in an amount of not less than $1 Million;
(d)	if equipment installation or refurbishing/remodeling/minor construction of existing facilities is part of this order, All Risk Installation Floater Property Insurance covering loss or damage to the Seller's property damage arising out of the installation, assembly, or testing of equipment or construction at Buyer's facility;
(e)	Prior to any delivery of product, service or equipment under this order, Seller shall furnish Buyer with certificates of insurance evidencing the required insurance, which shall name Buyer as an additional insured as regards to paragraphs (a) and (b), and require at least thirty (30) days' written notice to Buyer prior to any cancellation, nonrenewal or material change in coverage.
12.	RISK OF LOSS: Risk of loss or damage to the products shall be on Seller until the products have been delivered to and accepted by Buyer notwithstanding any other terms contained herein. All products will be received by Buyer subject to its right of inspection and rejection which shall occur within 15 days following Delivery.

13.	BUYER-FURNISHED MATERIAL: Seller shall not use, reproduce, or appropriate for or disclose to anyone other than Buyer, any material, tooling, dies, drawings, designs, or other proprietary information of Buyer ("Material") nor shall Seller use the same to manufacture more products than are required hereunder without Buyer's prior written approval. Title to all Material shall remain in Buyer at all times, and. where practicable the Material shall be clearly marked or tagged to indicate this ownership. Seller shall bear the risk of loss or damage to the Material until it is returned to Buyer. All Material, whether or not soiled or used, shall be returned to Buyer at termination or completion of this ordered unless Buyer shall otherwise direct. This provision shall survive termination of this order, the products and to notify Seller of any non-conformance with the terms and conditions of the order. Buyer may reject any products which do not conform to the terms and conditions of this order. Product so rejected may be returned to Seller or held by Buyer at Seller's risk and expense.

PURCHASE ORDER TERMS AND CONDITIONS
14.	NOTICE OF LABOR DISPUTES: Whenever an actual or potential labor dispute is delaying or threatens to delay the timely performance of this order, Seller shall immediately give notice thereof, including all relevant information with respect thereto, to Buyer, Seller shall insert the substances of this paragraph in any subcontract hereunder so that each such subcontract shall provide that in the event its timely performance is delayed or threatened by delay by any actual or potential labor dispute, the subcontractor shall immediately notify Seller of all relevant information with respect to such dispute.
15.	TRADEMARKS: Buyer warrants that all of the trademarks Buyer requests Seller to affix to the products purchased are those owned by Buyer and it is understood Seller shall not acquire or claim any rights, title, or interest therein, or sue any such trademarks on any products produced for itself or anyone other than Buyer.
16.	REFERENCES TO BUYER: Except to the extent required by law, Seller shall make no reference, advertisement, or promotion regarding Buyer or Buyer's purchase or use of the goods or services covered by this order without prior written consent of Buyer.
17.	USE OF SELLER'S INFORMATION: All information disclosed to Buyer in connection with this order is furnished as part of the consideration for Buyer's placement of this order. This information is not to be treated as confidential or proprietary, and no claim will be asserted against Buyer, its assigns, or customers for its disclosure or use.
18.	TERMINATION:
(a)	Buyer may terminate this order, in whole or in part, without liability to Buyer, if Buyer anticipates Seller's breach of this order and Seller does not provide adequate assurance of its performance within ten (10) days of Buyer's request; if deliveries are not made at the time or in the quantities specified; or in the event of a breach or failure by Seller to meet other terms of this order which remains uncured within ten (10) days following Buyer's request. This right shall be in addition to any other remedies provided Buyer by law.
(b)	Buyer may terminate this order, in whole or in part, at any time for its convenience by notice to Seller in writing. Upon receipt of such notice, Seller shall, to the extent specified in such notice, stop work under this order (by itself and permitted subcontractors). Seller's sole compensation for such termination shall be payment by Buyer of all product property Delivered at time of termination, plus the percentage of the total order price corresponding to the proportion of work completed in filling the order termination, plus prior to such notice, plus any reasonable expenses incurred by Seller in terminating orders and work in progress. Such termination claim must be submitted to Buyer within sixty (60) days of the date of termination and shall be subject to audit by Buyer.
(c)	Upon any termination under this paragraph, title to all equipment, materials, work-in-progress, finished products, plans, drawings, specifications, information, special tooling, and any other items for which Seller may submit a claim shall vest in Buyer and Seller shall promptly deliver these items to Buyer and take all necessary action to protect such property prior to such delivery. The provisions of paragraph 5 through 18 and 20 shall survive any expiration or termination of this order.

PURCHASE ORDER TERMS AND CONDITIONS

(d)	Buyer shall have the right to audit all elements of any termination claim and Seller shall make available to Buyer on request all books, records, and papers relating thereto. Buyer shall pay all expenses of and associated with such au
19.	SETOFF: Any counterclaims against Seller or any of its related entities by Buyer or any of its related entities which arise out of this or any other transaction may be set off against any money due Seller under this order.
20.	ASSIGNMENT; SUBCONTRACTING: Seller shall not assign this order or subcontract any material portion of the performance of it without Buyer' prior written consent. If any goods are made to Buyer's design, all subcontracting by Seller shall be subject to Buyer's prior written consent. Seller's right to receive payment under this order may not be assigned to any person or entity without Buyer's prior written consent.
21.	CONTROLLING LAW: This order and the performance under it shall be controlled and governed by the law of the state shown in Buyer's address on the face of this order, and Seller hereby submits to the jurisdiction of the courts of that state for purposes of resolving any dispute.
22.	GENERAL: All warranties shall be construed as conditions as well as warranties. No waiver or a breach or of any provision of this order shall constitute a waiver of any other breach or provision. No modification or change in, or departure from, or waiver of the provisions of this order shall be valid or binding unless approved by Buyer and Seller in writing.